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                                EXHIBIT 23.1
                                ------------

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2003 relating to the consolidated financial statements, which appear in the 2003 Annual Report to Shareholders of Engineered Support Systems, Inc., which is incorporated by reference in Engineered Support Systems, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2003. We also consent to the incorporation by reference of our report dated December 9, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP


St. Louis, Missouri
June 22, 2004